UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2017

Voya Retirement Insurance and Annuity Company

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(Exact name of registrant as specified in its charter)

CONNECTICUT

(State of Incorporation)

333-203610, 333-203619, 333-203643, 333-203644
333-203645, 333-203646, 333-210551

(Commission File Numbers)

#71-0294708

(IRS Employer Identification Number)

One Orange Way, Windsor, CT 06095-4774

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  810-580-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

This filing is made in accordance with Item No. 1.01 of Section 1 of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Voya Retirement Insurance and Annuity Company (“the Company”) and its affiliate, Voya Investment Management LLC (“VIM”), are parties to an Intercompany Agreement dated as of December 22, 2010, as amended (the “VIM Intercompany Agreement”) by which VIM agreed, effective January 1, 2010, to pay or cause its subsidiaries, including Voya Investments, LLC (“VIL”), an investment adviser for certain U.S. registered investment companies (the “Funds”) to pay the Company, on a monthly basis, a portion of the revenues VIM or its subsidiaries (including VIL) earn as investment adviser to the Funds that are investment options for the Company’s insurance and non-insurance customers (the “Intercompany Payments”).

On or about May 1, 2017, VIL was appointed investment adviser for certain additional U.S. registered investment companies previously managed by another affiliate, Directed Services LLC (“DSL”) (the “Transition”). In light of the Transition, on June 29, 2017, the Company and VIM entered into Amendment No. 5 to the VIM Intercompany Agreement (“Amendment No. 5”) to amend and restate, retroactive effective to May 1, 2017, the schedule of Intercompany Payments to reflect the Transition. The VIM Intercompany Agreement, as amended by Amendment No. 5 (the “Agreement”) provides that the amount to be paid by VIM to the Company each month under the Agreement as Intercompany Payments will be derived by applying certain annual percentage rates against the average net assets invested in the Funds by the Company and the Company’s non-insurance customers during the prior calendar month.

The Agreement provides that the term of the Agreement shall continue unless termination is mutually agreed to by the parties or a Change in Control (as defined in the Agreement) of one party to the Agreement occurs and the other party to the Agreement has not consented to the continuation of the Agreement notwithstanding the Change in Control. For purposes of the Agreement, “Change in Control” means the occurrence of any one or more of the following: (i) the transfer of control of the party to another entity; or (ii) the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the party; provided however, that the occurrence of an event described in clauses (i) or (ii) above shall not constitute a Change in Control if either (a) the entity that acquires control of a party was already an Affiliate of the party prior to the event, or (b) the parties remain Affiliates of one another immediately following the Change in Control. For purposes of this Agreement, “Affiliate” means, with respect to a party, an entity that controls, is under common control, or is controlled by, such party.

In light of the Transition, effective April 30, 2017, DSL and the Company terminated a separate Intercompany Agreement dated as of December 22, 2010 between DSL and the Company by which DSL had paid a portion of the revenue DSL earned as investment adviser to those U.S. registered investment companies it had  advised prior to the Transition that were investment options for the Company’s insurance and non-insurance customers.

The Company, a life insurance company domiciled in the State of Connecticut, is an affiliate of VIM and VIL and is the direct parent company of DSL. DSL is a Delaware limited liability company, registered as a broker-dealer under the Securities Exchange Act of 1934 and as an investment adviser under the Investment Advisers Act of 1940. VIM is a Delaware limited liability company, registered as an investment adviser under the Investment Advisers Act of 1940. VIL is an Arizona limited liability company, registered as an investment adviser under the Investment Advisers Act of 1940. Each of the Company, DSL, VIM and VIL are indirect wholly owned subsidiaries of Voya Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Retirement Insurance and Annuity Company
(Registrant)
Date:	July 6, 2017
/s/ Jean Weng
Jean Weng
Senior Vice President and Assistant Secretary